Exhibit 10.4

SECURITY AGREEMENT

     SECURITY INTEREST. MTI Instruments, Inc., a corporation organized under the law of the State of New York and having its chief executive office at, 325 Washington Avenue Extension, Albany, New York 12205 (“Debtor”) hereby grants to FIRST NIAGARA BANK, N.A., a national banking association with a banking office at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514, and any of its affiliates (“Secured Party”) a continuing security interest (“Security Interest”) in all property of Debtor described in Schedule A annexed to this Security Agreement (together with all amendments, supplements or other modifications, the “Agreement”) hereto and made part hereof and on any separate schedule(s) at any time or from time to time furnished by Debtor to Secured Party, (all of which are hereby deemed part of this Agreement) , in all supporting obligations thereof and in all increases or profits received therefrom, the software and books and records related thereto, and in all parts, accessories, special tools, attachments, additions, accessions, replacements and substitutions thereto or therefor, wherever located, whether now existing or hereafter acquired or created, and in all Proceeds of all of the foregoing in any form (the “Collateral”).

     INDEBTEDNESS SECURED. The Security Interest granted by Debtor secures the full payment of all loans, advances, debts, liabilities, indebtedness, obligations, and credit of any kind or character owing by Debtor MTI Instruments, Inc. to Secured Party of any kind or nature, present or future, whether as borrower or guarantor, however evidenced, whether arising under this Agreement or any other loan, note, letter of credit, guaranty, collateral or other agreement or by operation of law, and whether direct or indirect, absolute or contingent, due or to become due, now owing or existing or hereafter arising or created and however acquired, and any amendments, extensions, renewals or increases thereof, including, without limitation, all principal, interest, charges, expenses, commitment or facility fees, collateral management or other fees, treasury management obligations, foreign exchange obligations, obligations due pursuant to any Interest Rate Protection Agreement entered into by Debtor, reasonable attorneys’ fees and expenses related to the collection of the foregoing, and any other amounts payable by Debtor under this Agreement or any other agreements between Debtor and Secured Party whether executed in connection herewith or otherwise (collectively, the “Indebtedness”). “Interest Rate Protection Agreement” shall mean any agreement, device or arrangement designed to protect such Debtor from fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency exchange agreements, forward currency exchange agreements, interest rate caps, collars or floors, forward rate currency or interest rate options, puts, warrants, swaps, swaptions, U.S. Treasury locks and U.S. Treasury options, and any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

     REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor represents and warrants, and so long as any Indebtedness remains unpaid shall be deemed continuously to represent and warrant, that:

          Debtor is the owner of the Collateral free and clear of all security interests, liens or other encumbrances, except the Security Interest in favor of Secured Party and any Permitted Liens identified on Schedule B attached hereto;

          Debtor has the power and authority to own the Collateral, to grant the Security Interest and to enter into and perform this Agreement and any other document or instrument delivered in connection herewith; and

          Except as may hereafter be disclosed in writing by Debtor to Secured Party, the Collateral is located at and used in connection with Debtor’s business operations at the address(es) specified on Schedule B hereto, and Debtor’s records concerning the Collateral are kept only at such address(es).

     COVENANTS OF DEBTOR.

          Debtor will defend the Collateral against the claims and demands of all other parties including, without limitation, defenses, setoffs, claims and counterclaims asserted by any obligor against Debtor and/or Secured Party, will keep the Collateral free from all security interests, liens or other encumbrances, except for Permitted Liens, and will not sell, transfer, lease, assign, deliver or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party except for sales of Inventory in the ordinary course of Debtor’s business;

          Debtor will keep, in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral, and at Secured Party’s request, Debtor will mark any and all such records to indicate the Security Interest and will permit Secured Party or its agents to inspect the Collateral and to audit and make extracts from such records or any of Debtor’s books, ledgers, financial reports, correspondence or other records;

          Except in connection with Permitted Liens, Debtor will deliver to Secured Party, upon demand, any instruments, documents and chattel paper constituting, representing or relating to the Collateral or any part thereof and any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to the Collateral or any part thereof;

          Without thirty (30) days prior written notice to Secured Party, Debtor will not (i) change its business addresses or chief executive office, or (ii) make any change in Debtor’s name, state of formation, identity or organizational status;

          Debtor will keep the Collateral in good condition, working order and repair and will not use the Collateral in violation of any provisions of this Agreement, any applicable law or governmental regulation or of any policy insuring the Collateral, unless the failure to so keep the Collateral will not have a material adverse effect on Debtor, the Collateral, or the business, operation, assets or affairs of Debtor;

          Debtor will (i) pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral other than taxes, assessments, fees and charges being contested in good faith by appropriate proceedings being diligently pursued and (ii) at all times keep the Collateral insured against loss, damage, theft and other risks, in such amounts, with such insurance carriers and under such form of policies as shall be reasonably acceptable to Secured Party, with appropriate endorsements designating Secured Party as lender loss payee and additional insured, as requested by Secured Party, and which policies of insurance shall provide that all losses thereunder shall be payable to Secured Party, as its interest may appear, and Secured Party may apply any proceeds of such insurance received by it toward payment of any of the Indebtedness, whether or not due, in such order of application as Secured Party may determine, and the original or duplicates of such policies of insurance or certificates thereof shall be delivered to Secured Party, on the date hereof, upon each renewal and upon its request;

          Debtor will not permit any part of the Collateral to be or become an accession to other goods not covered by this Agreement;

          If all or any part of the Collateral is located on property which is not owned by Debtor, Debtor will deliver to Secured Party for each such location a Landlord’s Waiver; and

          Debtor will execute and deliver to Secured Party such certificates of title, assignments and other documents and will take such other actions relating to the Security Interest and the perfection thereof as Secured Party may reasonably request and will pay all costs of title searches and filing financing statements, certificates of title, assignments and other documents in all public offices requested by Secured Party.

     VERIFICATION OF COLLATERAL. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate, and Debtor agrees to furnish all assistance and information and perform any acts which Secured Party may reasonably require in connection therewith.

     NOTIFICATION AND PAYMENTS. Secured Party may notify Debtor in writing, at any time after demand or the occurrence of an Event of Default, and without waiving in any manner the Security Interest, that any payments on account of and from the Collateral received by Debtor (a) shall be held by Debtor in trust for Secured Party in the same medium in which received, (b) shall not be commingled with any assets of Debtor and (c) shall be turned over to Secured Party not later than the next business day following the day of their receipt.

     EVENTS OF DEFAULT

          Upon demand or the occurrence of an Event of Default, as applicable, Secured Party’s rights and remedies with respect to the Collateral shall be those of a Secured Party under the Uniform Commercial Code and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtor and Secured Party. Without in any way limiting the foregoing, Secured Party, upon demand or the occurrence and during the continuance of an Event of Default, may at any time and from time to time, with or without judicial process, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral; and/or dispose of any Collateral on any such premises; and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place or time designated by Secured Party; and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof. Secured Party may apply the net proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorney’s fees and all legal, travel and other expenses incurred by Secured Party in attempting to collect any part of the Indebtedness or enforcing this Agreement; and then to the Indebtedness in such order of application as Secured Party may elect; and Debtor shall remain liable and will pay to Secured Party on demand the amount of any deficiency remaining, together with interest thereon at the highest rate then payable on the Indebtedness.

          Without in any way requiring notice to be given in the following manner, Debtor agrees that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection herewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtor if such notice is mailed by regular mail, postage prepaid, at least ten (10) days prior to such action, to the address set forth above as the location of Debtor’s chief executive office or to any other address which Debtor has specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtor.

          Debtor agrees to pay on demand all reasonable costs and expenses incurred by Secured Party in enforcing this Agreement, in realizing upon or protecting any Collateral and in enforcing and collecting any Indebtedness or any guaranty thereof, including, without limitation, if Secured Party retains counsel for advice, suit, insolvency proceedings or any of the above purposes, the reasonable counsel’s fees and expenses incurred by Secured Party.

     MISCELLANEOUS.

          Debtor hereby appoints Secured Party as attorney-in-fact of Debtor, irrevocably and with power of substitution, in the same manner, to the same extent and with the same effect as if Debtor were to do the same to file financing statements relating to the Collateral or to execute and file any such financing statement in Debtor’s name, all as Secured Party may deem appropriate to perfect and continue the Security Interest; upon demand or the occurrence and during the continuance of an Event of Default (i) to make, adjust or settle and receive payment on any insurance claims with respect to the Collateral; (ii) to endorse the name of Debtor on any instruments, documents or other evidences of the Collateral that may come into Secured Party’s possession; (iii) to execute proofs of claim and loss; (iv) to execute endorsements, assignments or other instruments of conveyance or transfer; and (v) to perform all other acts which Secured Party deems appropriate to protect and preserve the Collateral and to enforce the terms of this Agreement. The agency hereunder is unconditional and shall not terminate until all of the Indebtedness is paid in full.

          Upon Debtor’s failure to perform any of its covenants or obligations hereunder, Secured Party may, but shall not be obligated to, perform any or all such covenants or obligations, and Debtor shall pay an amount equal to the expense thereof to Secured Party upon demand by Secured Party, and all such amounts shall become part of the Indebtedness secured hereby.

          No course of dealing and no delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Debtor hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtor. All rights and remedies of Secured Party hereunder are cumulative, and are in addition to any and all rights and remedies available to Secured Party under the Uniform Commercial Code and other applicable law in effect from time to time.

          Secured Party shall have no obligation to take, and Debtor shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any instrument or chattel paper constituting Collateral whether or not in Secured Party’s possession. Secured Party shall not be responsible to Debtor for loss or damage resulting from Secured Party’s failure to enforce or collect any Collateral or to collect any moneys due or to become due thereunder. Debtor waives protest of any instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

          Without limiting its rights of setoff under New York law generally, upon and at any time and from time to time after demand or any occurrence or existence of any Event of Default, Secured Party shall have the right to place an administrative hold on, and setoff against each obligation of Debtor pursuant to this Agreement, each obligation of Secured Party or any affiliate of Secured Party (in any capacity) owing to Debtor, whether now existing or hereafter arising or accruing, whether or not then due and whether pursuant to any Deposit Account or certificate of deposit or in any other manner. Such setoff shall become effective at the time Secured Party determines even though evidence thereof is not entered in the records of Secured Party until later.

          The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof.

          Secured Party and Debtor shall include the heirs, distributees, executors or administrators, or successors or assigns, of those parties.

          No modification, rescission, waiver, release or amendment of any provision of this Agreement shall be binding except by a written agreement subscribed by Debtor and by a duly authorized officer of Secured Party.

          This Agreement and the transaction evidenced hereby shall be construed under the laws of New York State as the same may from time to time be in effect. All terms defined in the Uniform Commercial Code, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State as in effect on the date of this Agreement and as the same may be amended, modified or supplemented from time to time. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby.

          This Agreement is and is intended to be a continuing Security Agreement and shall remain in full force and effect until all of the Indebtedness and any extensions or renewals thereof shall be paid in full.

     CONSENTS AND WAIVERS RELATING TO LEGAL PROCEEDINGS.

          DEBTOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY (i) CONSENTS IN EACH ACTION AND OTHER LEGAL PROCEEDING COMMENCED BY SECURED PARTY AND ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OF THE OBLIGATIONS, ANY OF THE COLLATERAL OR ANY OTHER COLLATERAL TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF ANY COURT THAT IS EITHER A COURT OF RECORD OF THE STATE OF NEW YORK OR A COURT OF THE UNITED STATES LOCATED IN THE STATE OF NEW YORK, (ii) WAIVES EACH OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING, (iii) WAIVES PERSONAL SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING, AND (iv) CONSENTS TO THE MAKING OF SERVICE OF PROCESS IN EACH SUCH ACTION AND OTHER LEGAL PROCEEDING BY REGISTERED MAIL DIRECTED TO DEBTOR AT THE LAST ADDRESS OF DEBTOR SHOWN IN THE RECORDS RELATING TO THIS AGREEMENT MAINTAINED BY SECURED PARTY, WITH SUCH SERVICE OF PROCESS TO BE DEEMED COMPLETED FIVE DAYS AFTER THE MAILING THEREOF.

          DEBTOR KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT DEBTOR MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ANY ACTION OR OTHER LEGAL PROCEEDING OF ANY NATURE, RELATING TO (i) THIS AGREEMENT, ANY RELATED LOAN DOCUMENT OR ANY COLLATERAL, (ii) ANY TRANSACTION CONTEMPLATED BY ANY SUCH DOCUMENT OR (iii) ANY NEGOTIATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT, OR ANY COLLATERAL.  DEBTOR CERTIFIES THAT NEITHER SECURED PARTY NOR ANY REPRESENTATIVE THEREOF HAS REPRESENTED TO DEBTOR THAT SECURED PARTY WILL NOT SEEK TO ENFORCE THE WAIVER MADE BY DEBTOR IN THIS SECTION.  DEBTOR ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL AS NECESSARY AND APPROPRIATE.

Dated this 20th day of September, 2011.

MTI Instruments, Inc.

By: /s/Peng Lim

Name: Peng Lim

Title: CEO & General Manager

Rev. 12/13/2010

STATE OF NEW YORK		)
		)	SS:
COUNTY OF Albany	)

On the 20th day of September in the year 2011, before me, the undersigned, personally appeared ________________ , known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/Jeuillie A. Keegan
Notary Public

SCHEDULE A

The “Collateral” means collectively, wherever located, whether now owned or hereafter acquired or now existing or hereafter acquired or created, all right, title and interest of Debtor in and to (i) Accounts, (including, but not limited to, Health-Care-Insurance Receivables), Chattel Paper, Deposit Accounts, Documents, General Intangibles (including, but not limited to Intellectual Property, Payment Intangibles, Software, licenses, franchises and customer information), Goods (including, but not limited to Equipment, [Farm Products], Fixtures and Inventory), Instruments, Investment Property, Letter-of-Credit Rights, money, other personal property, software, any Commercial Tort Claims described below and (ii) to the extent not referred to in clause (i) of this sentence, (A) Supporting Obligations and incidental property rights incident to, arising or accruing pursuant to or otherwise relating to any of the things referred to in clause (i) of this sentence, whether arising or accruing from any action taken by Debtor or Secured Party or otherwise, (B) Proceeds of any of the things referred to in clauses (i) and (ii)(A) of this sentence and (C) Books and Records relating to any of the things referred to in clauses (i) and (ii)(A) and (B) of this sentence.

All terms, unless otherwise defined in this Agreement or in any financing statement, shall have the definitions set forth in the Uniform Commercial Code adopted in New York State, as in effect on the date of this Agreement and as may be amended, modified or supplemented from time to time.

Description of Commercial Tort Claims:

SCHEDULE B

Locations at which Debtor’s business is conducted and at which the Collateral and records concerning Collateral are located:

Recent Owner
Address	County	of Location
325 Washington Avenue Extension	Albany	Carl Touhey Associates
Albany, NY 12205

“Permitted Liens” as used in this Agreement means:

Name of Secured Party	Collateral	Lien Position